UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2023
Hamilton Lane Incorporated
(Exact Name of Registrant as specified in its charter)

Delaware	001-38021	26-2482738
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

110 Washington Street,	Suite 1300
Conshohocken,	PA	19428
(Address of principal executive offices)		(Zip Code)
 (610) 934-2222
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	HLNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2023, Michael Donohue notified Hamilton Lane Incorporated (the “Company”) and Hamilton Lane Advisors, L.L.C. of his resignation from the roles of Principal Accounting Officer and Controller at the Company, effective April 14, 2023, to pursue another opportunity. Mr. Donohue’s decision to resign is not the result of any dispute or disagreement with the Company, the Company’s management or the Board of Directors of the Company on any matter relating to the Company’s operations, policies or practices. The Company thanks him for his service and wishes him well.

On March 28, 2023, the Company appointed Drew Carl as Principal Accounting Officer, effective April 14, 2023.

Mr. Carl, 41, has been our Director of External Reporting and Technical Accounting since 2017, where he oversees our Securities and Exchange Commission and external reporting and our complex accounting transactions. Prior to joining the firm in 2017, Mr. Carl was an Audit Senior Manager with Deloitte & Touche LLP in Philadelphia. He received a B.S. in Accounting from Saint Joseph’s University and is a certified public accountant. He is a member of the American and Pennsylvania Institutes of Certified Public Accountants.

Mr. Carl received an increase in base salary commensurate with the role. He will continue to be eligible for a discretionary cash bonus and to participate in the Company’s equity incentive and carried interest plans, as well as other health and welfare benefits made available to employees. In addition, he will receive a $50,000 one-time cash bonus in connection with his appointment, which is subject to forfeiture under certain circumstances if he leaves the Company within one year of his promotion.

There is no arrangement or understanding between Mr. Carl and any other persons or entities pursuant to which he has been appointed as Principal Accounting Officer, and there is no family relationship between Mr. Carl and any directors or executive officers of the Company. Mr. Carl is not currently engaged, and has not during the last fiscal year been engaged, in any transactions with the Company or its subsidiaries that are required to be disclosed under Item 404(a) of Regulation S-K, nor have any such transactions been proposed. Mr. Carl has previously signed the Company’s standard form of confidentiality and non-disclosure agreement and is expected to enter into the Company’s standard form of indemnification agreement as well.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMILTON LANE INCORPORATED

Date: March 31, 2023

	By:	/s/ Lydia A. Gavalis
		Name:	Lydia A. Gavalis
		Title:	General Counsel and Secretary